UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2019

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (727) 577-9749

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 24, 2019, Jabil Inc. (“Jabil”), held its Annual Meeting of Stockholders. As of the record date of November 30, 2018, 157,986,896 shares of the Company’s Common Stock were outstanding and entitled to vote. Of this amount, 142,048,237 shares, representing approximately 89.91% of the total number of eligible voting shares, were represented in person or by proxy constituting a quorum. Set forth below are the voting results from the proposals presented for a stockholder vote at such meeting, each of which received a sufficient number of votes to pass.

1.

The individuals listed below were elected at the Annual Meeting to serve as directors of Jabil until the next annual meeting of stockholders or until their respective successors are duly elected and qualified:

	FOR	WITHHELD	NON-VOTE
Anousheh Ansari	126,481,031	472,428	15,094,779
Martha F. Brooks	126,218,189	735,270	15,094,779
Christopher S. Holland	126,516,849	436,610	15,094,779
Timothy L. Main	124,557,582	2,395,877	15,094,779
Mark T. Mondello	125,705,804	1,247,655	15,094,779
John C. Plant	123,336,935	3,616,524	15,094,779
Steven A. Raymund	122,250,410	4,703,049	15,094,779
Thomas A. Sansone	117,788,115	9,165,344	15,094,779
David M. Stout	125,657,770	1,295,689	15,094,779

2.	A proposal to ratify the appointment of Ernst & Young LLP as Jabil’s independent registered public accounting firm for the fiscal year ending August 31, 2018.

FOR	AGAINST	ABSTAIN	NON-VOTE
139,298,962	2,489,659	259,616	—

3.	A proposal to approve (on an advisory basis) Jabil’s executive compensation.

FOR	AGAINST	ABSTAIN	NON-VOTE
121,958,655	4,819,676	175,128	15,094,779

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL INC.

January 29, 2019	By:	/s/ Susan Wagner-Fleming
Susan Wagner-Fleming Vice President, Corporate Secretary and Deputy General Counsel